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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

LNB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

457 Broadway, Lorain, Ohio		44052 - 1769
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 1, 2004, Registrant provided notice to all participants in the Lorain National Bank Employees’ 401(k) Plan (the “Plan”) that a “blackout period”, as that term is defined under 17 CFR 245.100(b), has been scheduled to begin on January 1, 2005 and run through January 31, 2005. The blackout period was entered into in connection with the appointment of a new Plan administrator, which resulted in a change to the investment options available to participants under the Plan. This “blackout period” is now being extended until February 28, 2005, due to administrative delays relating to the transfer of data from the former Plan administrator to the new Plan administrator.

The Plan currently provides an option for participants to invest in Registrant’s common stock. This will not change as a result of the appointment of the new Plan administrator.

All inquiries concerning this blackout period should be directed to Gerald S. Falcon, Senior Employee Benefits Officer, Lorain National Bank, 457 Broadway, Lorain, Ohio 44052-1769, (440) 244-7262.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

LNB BANCORP, INC.
Date: January 31, 2005	By: /s/ Terry M. White Terry M. White Executive Vice President, Chief Financial Officer and Corporate Secretary